Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: July 24, 2025

Catalyst Bancorp, Inc. Announces 2025 Second Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $521,000 for the second quarter of 2025, compared to net income of $586,000 for the first quarter of 2025.

“We’re pleased to see both loan and deposit growth during the quarter,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “When given the opportunity to earn new business, our success rate remains strong. Our team continues to build momentum across our markets.”

Loans

Loans totaled $167.6 million at June 30, 2025, up $1.5 million, or less than 1%, from March 31, 2025. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	6/30/2025	3/31/2025	Change
Real estate loans
One- to four-family residential	$80,195	$82,025	$(1,830)	(2)%
Commercial real estate	33,976	22,103	11,873	54
Construction and land	20,650	32,038	(11,388)	(36)
Multi-family residential	5,432	2,530	2,902	115
Total real estate loans	140,253	138,696	1,557	1
Other loans
Commercial and industrial	25,035	25,447	(412)	(2)%
Consumer	2,281	1,934	347	18
Total other loans	27,316	27,381	(65)	-
Total loans	$167,569	$166,077	$1,492	1

In the second quarter of 2025, four construction loans totaling $14.5 million were converted to amortizing real estate loans following the completion of their respective construction projects. Of these, one loan totaling $2.9 million was classified as multi-family, while the remaining loans were designated as commercial real estate.

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	6/30/2025	3/31/2025	Change
Commercial real estate
Retail	$9,739	$3,723	$6,016	162%
Hospitality	5,849	3,342	2,507	75
Health service facilities	3,345	389	2,956	760
Restaurants	1,049	1,070	(21)	(2)
Oilfield services	384	393	(9)	(2)
Other non-owner occupied	2,648	2,479	169	7
Other owner occupied	10,962	10,707	255	2
Total commercial real estate	$33,976	$22,103	$11,873	54
Construction and land
Multi-family residential	$8,997	$11,297	$(2,300)	(20)%
Health service facilities	7,649	8,626	(977)	(11)
Hospitality	-	2,716	(2,716)	(100)
Retail	-	6,077	(6,077)	(100)
Other commercial construction and land	1,782	1,791	(9)	(1)
Consumer residential construction and land	2,222	1,531	691	45
Total construction and land	$20,650	$32,038	$(11,388)	(36)
Commercial and industrial
Oilfield services	$8,081	$8,474	$(393)	(5)%
Industrial equipment	8,453	8,285	168	2
Professional services	3,146	3,119	27	1
Other commercial and industrial	5,355	5,569	(214)	(4)
Total commercial and industrial loans	$25,035	$25,447	$(412)	(2)

Credit Quality and Allowance for Credit Losses

At June 30, 2025, non-performing assets (“NPAs”) totaled $1.8 million, compared to $1.7 million at March 31, 2025. The ratio of NPAs to total assets was 0.64% and 0.63% at June 30, 2025 and March 31, 2025, respectively. Non-performing loans (“NPLs”) comprised 1.00% and 0.99% of total loans at June 30, 2025 and March 31, 2025, respectively. At June 30, 2025 and March 31, 2025, 99% and 98% of total NPLs, respectively, were one- to four-family residential mortgage loans.

At June 30, 2025, the allowance for credit losses on loans totaled $2.4 million, or 1.45% of total loans, compared to $2.5 million, or 1.51% of total loans, at March 31, 2025. The provision for credit losses was zero for the first and second quarters of 2025. Net loan charge-offs totaled $42,000 during the second quarter of 2025, compared to net charge-offs of $39,000 for the first quarter of 2025. Net loan charge-offs during the first and second quarters of 2025 were primarily related to residential mortgage loans and overdrawn deposit accounts.

Deposits

Total deposits were $182.2 million at June 30, 2025, up $1.6 million, or 1%, from March 31, 2025. Total deposits averaged $179.4 million during the second quarter of 2025, compared to $177.1 million during the first quarter of 2025. The change in deposits was mainly due to fluctuations in public funds and inflows from commercial customers. The following table sets forth the composition of the Company’s deposits as of the dates indicated.

(Dollars in thousands)	6/30/2025	3/31/2025	Change
Non-interest-bearing demand deposits	$31,155	$26,093	$5,062	19%
Interest-bearing demand deposits	35,307	42,737	(7,430)	(17)
Money market	9,437	9,737	(300)	(3)
Savings	51,001	42,542	8,459	20
Certificates of deposit	55,311	59,489	(4,178)	(7)
Total deposits	$182,211	$180,598	$1,613	1

The ratio of the Company’s total loans to total deposits was 92% at both June 30 and March 31, 2025.

Total public fund deposits amounted to $29.0 million, or 16% of total deposits, at June 30, 2025, compared to $29.8 million, or 17% of total deposits, at March 31, 2025. At June 30, 2025, approximately 64% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits, compared to 80% at March 31, 2025. At June 30, 2025, a larger portion of public funds were held in savings accounts.

Capital and Share Repurchases

At June 30, 2025 and March 31, 2025, consolidated shareholders’ equity totaled $80.8 million, or 29.5% of total assets, and $80.6 million, or 29.7% of total assets, respectively.

The Company repurchased 62,385 shares of its common stock at an average cost per share of $11.91 during the second quarter of 2025, compared to 72,949 shares at an average cost per share of $11.86 during the first quarter of 2025. Under the Company’s November 2024 Repurchase Plan, 51,816 shares of the Company’s common stock were available for repurchase at June 30, 2025. Since the announcement of our first share repurchase plan on January 26, 2023 and through June 30, 2025, the Company has repurchased a total of 1,147,184 shares of its common stock, or approximately 22% of the common shares originally issued, at an average cost per share of $11.92. At June 30, 2025, the Company had common shares outstanding of 4,142,816.

Net Interest Income

The net interest margin for the second quarter of 2025 was 3.98%, up nine basis points compared to the prior quarter. For the second quarter of 2025, the average yield on interest-earning assets was 5.58%, up four basis points from the prior quarter, and the average rate paid on interest-bearing liabilities was 2.51%, down five basis points from the first quarter of 2025.

Net interest income for the second quarter of 2025 was $2.5 million, up $103,000, or 4%, compared to the first quarter of 2025. Total interest income was up $87,000, or 3%, in the second quarter of 2025 compared to the prior quarter largely due to an increase in income on loans. Total interest expense decreased $16,000, or 2%, in the second quarter of 2025 compared to the prior quarter due to a decline in the cost of deposits.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	6/30/2025			3/31/2025
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$167,627	$2,792	6.68%	$166,145	$2,738	6.68%
Investment securities(2)	48,285	294	2.49	46,960	275	2.35
Other interest earning assets	33,225	375	4.53	33,585	361	4.36
Total interest-earning assets	$249,137	$3,461	5.58	$246,690	$3,374	5.54
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$92,088	$466	2.03%	$94,133	$483	2.08%
Certificates of deposit	57,018	459	3.23	55,846	458	3.32
Total interest-bearing deposits	149,106	925	2.49	149,979	941	2.54
Borrowings	9,619	68	2.84	9,573	68	2.85
Total interest-bearing liabilities	$158,725	$993	2.51	$159,552	$1,009	2.56
Net interest-earning assets	$90,412			$87,138
Net interest income; average interest rate spread		$2,468	3.07%		$2,365	2.98%
Net interest margin(3)			3.98			3.89

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

Non-interest income for the second quarter of 2025 totaled $344,000, down $209,000, or 38%, compared to the first quarter of 2025. Non-interest income for the first quarter of 2025 included insurance proceeds of $216,000 for fire and flood damages related to foreclosed properties.

Non-interest Expense

Non-interest expense for the second quarter of 2025 totaled $2.2 million, down $20,000, or 1%, compared to the first quarter of 2025.

Foreclosed assets expense for the second quarter of 2025 included a write-down on foreclosed assets of $14,000. In the first quarter of 2025, the Company incurred net losses of $88,000 on the sale of foreclosed assets.

Other non-interest expense totaled $234,000 for the second quarter of 2025, up $27,000, or 13%, from the prior quarter primarily due to an increase in loan collection related expenses.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $273.8 million in assets at June 30, 2025. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	6/30/2025	3/31/2025	12/31/2024	6/30/2024
ASSETS
Non-interest-bearing cash	$4,024	$4,128	$4,076	$4,952
Interest-bearing cash and due from banks	36,032	36,190	40,219	70,503
Total cash and cash equivalents	40,056	40,318	44,295	75,455
Investment securities:
Securities available-for-sale, at fair value	29,294	29,840	28,712	29,748
Securities held-to-maturity	14,948	13,445	13,447	13,454
Loans receivable, net of unearned income	167,569	166,077	167,076	153,266
Allowance for credit losses	(2,431)	(2,500)	(2,522)	(2,215)
Loans receivable, net	165,138	163,577	164,554	151,051
Accrued interest receivable	883	866	851	737
Foreclosed assets	80	77	194	104
Premises and equipment, net	5,977	6,049	6,085	6,114
Stock in correspondent banks, at cost	825	809	1,961	1,919
Bank-owned life insurance	14,726	14,607	14,489	14,252
Other assets	1,858	2,060	2,109	2,499
TOTAL ASSETS	$273,785	$271,648	$276,697	$295,333

LIABILITIES
Deposits:
Non-interest-bearing	$31,155	$26,093	$28,281	$30,177
Interest-bearing	151,056	154,505	157,393	149,888
Total deposits	182,211	180,598	185,674	180,065
Borrowings	9,647	9,603	9,558	30,261
Other liabilities	1,128	856	1,261	3,994
TOTAL LIABILITIES	192,986	191,057	196,493	214,320

SHAREHOLDERS' EQUITY
Common stock	41	42	43	45
Additional paid-in capital	38,259	38,844	39,561	41,914
Unallocated common stock held by benefit plans	(5,596)	(5,649)	(5,702)	(6,116)
Retained earnings	50,967	50,446	49,860	48,787
Accumulated other comprehensive loss	(2,872)	(3,092)	(3,558)	(3,617)
TOTAL SHAREHOLDERS' EQUITY	80,799	80,591	80,204	81,013
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$273,785	$271,648	$276,697	$295,333

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
INTEREST INCOME
Loans receivable, including fees	$2,792	$2,738	$2,383	$5,530	$4,597
Investment securities	294	275	210	569	535
Cash and due from banks	353	341	912	694	1,506
Other	22	20	20	42	42
Total interest income	3,461	3,374	3,525	6,835	6,680
INTEREST EXPENSE
Deposits	925	941	771	1,866	1,540
Borrowings	68	68	306	136	599
Total interest expense	993	1,009	1,077	2,002	2,139
Net interest income	2,468	2,365	2,448	4,833	4,541
Provision for credit losses	-	-	99	-	194
Net interest income after provision for credit losses	2,468	2,365	2,349	4,833	4,347
NON-INTEREST INCOME (LOSS)
Service charges on deposit accounts	202	197	194	399	397
Bank-owned life insurance	119	118	113	237	226
Loss on sales of investment securities	-	-	-	-	(5,507)
Other income on foreclosed assets	-	216	-	216	-
(Loss) gain on sale of fixed assets	-	-	(5)	-	6
Other	23	22	64	45	81
Total non-interest income (loss)	344	553	366	897	(4,797)
NON-INTEREST EXPENSE
Salaries and employee benefits	1,262	1,245	1,143	2,507	2,403
Occupancy and equipment	208	199	183	407	379
Data processing and communication	176	182	138	358	932
Professional fees	114	101	117	215	224
Directors’ fees	117	114	114	231	229
ATM and debit card	29	22	31	51	100
Foreclosed assets, net	18	89	26	107	34
Advertising and marketing	20	39	43	59	81
Other	234	207	273	441	477
Total non-interest expense	2,178	2,198	2,068	4,376	4,859
Income (loss) before income tax expense (benefit)	634	720	647	1,354	(5,309)
Income tax expense (benefit)	113	134	120	247	(1,147)
NET INCOME (LOSS)	$521	$586	$527	$1,107	$(4,162)

Earnings (loss) per share:
Basic	$0.14	$0.16	$0.13	$0.30	$(1.03)
Diluted	0.14	0.16	0.13	0.30	(1.03)

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
EARNINGS DATA
Total interest income	$3,461	$3,374	$3,525	$6,835	$6,680
Total interest expense	993	1,009	1,077	2,002	2,139
Net interest income	2,468	2,365	2,448	4,833	4,541
Provision for credit losses	-	-	99	-	194
Total non-interest income (loss)	344	553	366	897	(4,797)
Total non-interest expense	2,178	2,198	2,068	4,376	4,859
Income tax expense (benefit)	113	134	120	247	(1,147)
Net income (loss)	$521	$586	$527	$1,107	$(4,162)

AVERAGE BALANCE SHEET DATA
Total loans	$167,627	$166,145	$150,257	$166,891	$147,342
Total interest-earning assets	249,137	246,690	264,776	247,920	267,306
Total assets	270,788	268,232	285,773	269,517	286,240
Total interest-bearing deposits	149,106	149,979	143,611	149,540	144,906
Total interest-bearing liabilities	158,725	159,552	173,079	159,136	173,636
Total deposits	179,426	177,106	173,326	178,272	173,990
Total shareholders' equity	80,611	80,426	80,965	80,519	81,816

SELECTED RATIOS
Return on average assets	0.77%	0.89%	0.74%	0.83%	(2.92)%
Return on average equity	2.59	2.96	2.62	2.77	(10.23)
Efficiency ratio	77.46	75.31	73.47	76.37	(1,901.18)
Net interest margin(TE)	3.98	3.89	3.72	3.93	3.42
Average equity to average assets	29.77	29.98	28.33	29.88	28.58
Common equity Tier 1 capital ratio(1)	43.72	46.95	49.09
Tier 1 leverage capital ratio(1)	27.56	29.45	26.88
Total risk-based capital ratio(1)	44.98	48.20	50.34

NON-FINANCIAL DATA
Total employees (full-time equivalent)	49	49	47
Common shares issued and outstanding, end of period	4,142,816	4,205,201	4,478,527

(1)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
ALLOWANCE FOR CREDIT LOSSES
Loans:
Beginning balance	$2,500	$2,522	$2,068	$2,522	$2,124
Provision for credit losses	(27)	17	185	(10)	227
Charge-offs	(63)	(53)	(57)	(116)	(180)
Recoveries	21	14	19	35	44
Net (charge-offs) recoveries	(42)	(39)	(38)	(81)	(136)
Ending balance	$2,431	$2,500	$2,215	$2,431	$2,215

Unfunded commitments:
Beginning balance	$104	$121	$310	121	257
Provision for (reversal of) credit losses on unfunded commitments	27	(17)	(86)	10	(33)
Ending balance	$131	$104	$224	$131	$224

Total provision for credit losses	$-	$-	$99	$-	$194

CREDIT QUALITY(1)
Non-accruing loans	$1,455	$1,554	$1,560
Accruing loans 90 days or more past due	215	91	40
Total non-performing loans	1,670	1,645	1,600
Foreclosed assets	80	77	104
Total non-performing assets	$1,750	$1,722	$1,704

Total non-performing loans to total loans	1.00%	0.99%	1.04%
Total non-performing assets to total assets	0.64	0.63	0.58

(1)	Credit quality data and ratios are as of the end of each period presented.